SECOND AMENDMENT TO
15% NON-CONVERTIBLE SENIOR SECURED PROMISSORY NOTE DUE 2020

THIS SECOND AMENDMENT TO 15% NON-CONVERTIBLE SENIOR SECURED PROMISSORY NOTE DUE 2020 (this “Amendment”) is dated as of April 1, 2016, and is executed by and among HARVEST NATURAL RESOURCES, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company (the “Subsidiary Guarantors”), and CT ENERGY HOLDING SRL, a Barbados society (“Holder”).

R E C I T A L S:

WHEREAS, the Company executed that certain 15% Non-Convertible Senior Secured Promissory Note due 2020, dated June 19, 2015, in favor of Holder, in the original principal amount of $25,225,000, a copy of which is attached hereto as Exhibit A (the “Note”).

WHEREAS, the Company and Holder amended the Note pursuant to that certain First Amendment to 15% Non-Convertible Senior Secured Promissory Note due 2020, effective as of December 31, 2015 (the “First Amendment,” and together with this Amendment, the “Amendments”), which increased the principal amount of the Note to $26,083,341, and a copy of such Note is attached hereto as Exhibit B (the Note as so amended, the “Original Note”).

WHEREAS, the Company and Holder desire to amend the Original Note as set forth herein, so as to eliminate the requirement to make the $975,445.49 interest payment that would have been due and payable by the Company to Holder on April 1, 2016, by adding to the principal amount of the Original Note the amount of such forgone interest payment, less withholding tax due, such that the new principal amount shall be $26,961,241, and the Subsidiary Guarantors consent to such amendment.

NOW, THEREFORE, for good and valuable consideration hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Original Note as amended hereby.

SECTION 2. AMENDMENTS TO THE ORIGINAL NOTE

Section 2.1 Amendments to Principal Amount. The Original Note is hereby amended, effective as of the date hereof, as follows: (i) wherever “US$26,083,341” appears in the Original Note, hereafter such amount shall instead be replaced by “US $26,961,241”; (ii) wherever “$26,083,341.00” appears in the Original Note, hereafter such amount shall instead be replaced by “$26,961,241.00”; and (iii) wherever “TWENTY-SIX MILLION EIGHTY-THREE THOUSAND THREE HUNDRED AND FORTY-ONE AND 00/100 DOLLARS” appears in the Original Note, hereafter such amount shall instead be replaced by “TWENTY-SIX MILLION NINE HUNDRED SIXTY-ONE THOUSAND TWO HUNDRED AND FORTY-ONE DOLLARS”.

Section 2.2 Amendments to Interest Payments. Section 3 of the Original Note is hereby amended and restated in its entirety, effective as of the date hereof, as follows:

3. Payments. All outstanding principal and accrued but unpaid interest on this Non-Convertible Note shall be due and payable on the Maturity Date. Holder must surrender this Non-Convertible Note to the Company to collect principal payments. Accrued unpaid interest on the outstanding principal balance hereof shall be due and payable by the Company to Holder on the first Business Day of each January, April, July and October, commencing October 1, 2015 (each required payment date, an “Interest Payment Date”); provided, however, that no accrued unpaid interest on the outstanding principal balance hereof shall be payable by the Company to Holder on April 1, 2016, and instead such accrued unpaid interest shall be added to the principal balance hereof, less any withholding tax due, and the principal balance as of such date shall be US$26,961,241, thereby reflecting such addition. The unpaid principal balance of this Non-Convertible Note shall bear interest (computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed), from the date hereof until such principal is paid, compounded quarterly at the rate of 15.00% per annum, or, if the Claim Date occurs at such a time as the Stock Appreciation Date has not occurred, 8.00% per annum from and after the Claim Date. All such interest shall be due and payable upon maturity, howsoever such maturity may occur (whether by acceleration nor otherwise), or upon the repayment of this Non-Convertible Note as provided herein. During the continuance of an Event of Default, the outstanding principal amount of this Non-Convertible Note shall bear interest at a rate that is 2.00% per annum higher than the rate of interest otherwise applicable hereto. All payments on this Non-Convertible Note shall be made in lawful money of the United States of America by wire transfer to an account or accounts as directed by Holder, or as otherwise agreed by Holder and the Company.

SECTION 3. REAFFIRMATION OF SUBSIDIARY GUARANTIES

Section 3.1 Reaffirmation of Subsidiary Guaranties. Each Subsidiary Guarantor hereby (a) consents to and ratifies each of the Amendments and the transactions contemplated thereby, (b) acknowledges that notwithstanding the delivery of each of the Amendments, the obligations of such Subsidiary Guarantor are not and have not been impaired or affected and all Guaranties (as defined in the SPA) given to any Guaranteed Parties (as defined in the Guaranty Agreement) continue in full force and effect, and (c) confirms and ratifies its obligations under that certain Guaranty Agreement, dated as of June 19, 2015 (the “Guaranty Agreement”), by and among the Company and the Subsidiary Guarantors, in favor of Holder and the other Guaranteed Parties.

SECTION 4. CONDITIONS PRECEDENT

Section 4.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent (except and to the extent that any such condition precedent shall have been waived by the Company and Holder in writing):

(a) Holder shall have received this Amendment as executed by each of the parties hereto.

SECTION 5. MISCELLANEOUS
Section 5.1	Representations and Warranties.

(a) The Company and the Subsidiary Guarantors hereby represent and warrant to Holder that (a)  no Event of Default has occurred and is continuing (after giving effect to this Amendment), (b) the Company and each Subsidiary Guarantor has all requisite corporate power and authority to execute and deliver this Amendment, and (c) the execution and delivery of this Amendment by the Company and each Subsidiary Guarantor has been duly authorized by all necessary corporate action, and does not and will not violate or result in any breach or contravention by the Company or its Subsidiaries (including the Subsidiary Guarantors) of the Purchase Agreement or any Applicable Law.

(b) Holder hereby represents and warrants to the Company and each Subsidiary Guarantor that (a)  Holder has all requisite corporate power and authority to execute and deliver this Amendment, and (b) the execution and delivery of this Amendment by Holder has been duly authorized by all necessary corporate action, and does not and will not violate or result in any breach or contravention by Holder of the Purchase Agreement or any Applicable Law.

Section 5.2 Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Original Note, the Security Agreement, the Guaranty Agreement, the Purchase Agreement and other documents and agreements executed in connection therewith are ratified and confirmed and shall continue in full force and effect. The parties hereto agree that the Original Note as amended hereby, the Purchase Agreement, the Security Agreement, the Guaranty Agreement, and other documents and agreements executed in connection therewith shall continue to be legal, valid, binding and enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and similar laws, and general principles of equity (whether enforcement is sought by proceedings in equity or at law).

Section 5.3 Reference to the Original Note. Each of the Purchase Agreement, the Security Agreement and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or the Security Agreement as amended hereby, is hereby amended so that any reference in any of the foregoing to the Original Note shall hereafter mean a reference to the Original Note as amended hereby.

Section 5.4 Effect of Amendment. The Company and each Subsidiary Guarantor hereby (a) agrees that this Amendment shall not limit or diminish the obligations of the Company or any other obligor under or with respect to the Purchase Agreement, the Security Agreement, the Guaranty Agreement, or the Original Note as amended hereby, and (b) reaffirms all of its obligations under the Purchase Agreement, the Security Agreement, the Guaranty Agreement, and each of the other documents executed in connection with the foregoing, in each case as and to the extent amended hereby.

Section 5.5 Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which is as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.6 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW.

Section 5.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Company and Holder and their respective successors and permitted assigns.

Section 5.8 Counterparts; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Executed counterparts of a signature page to this Amendment may be delivered by facsimile or electronic messaging system, and if so delivered shall have the same force and effect as manually signed originals for all purposes.

Section 5.9 Headings. The headings, subheadings and captions used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

HARVEST NATURAL RESOURCES, INC.

By: /s/ Keith L. Head
Print Name: Keith L. Head
Print Title: Vice President & General Counsel

SUBSIDIARY GUARANTORS:

HARVEST (US) HOLDINGS, INC.

By: /s/ Keith L. Head
Print Name: Keith L. Head
Print Title: Vice President

HARVEST NATURAL RESOURCES, INC. (UK)

By: /s/ Keith L. Head
Print Name: Keith L. Head
Print Title: Vice President

HARVEST OFFSHORE CHINA COMPANY

By: /s/ Keith L. Head
Print Name: Keith L. Head
Print Title: Vice President

HOLDER:

CT ENERGY HOLDING SRL

By: /s/ Raul Herrera
Print Name: Raul Herrera
Print Title: Attorney in Fact